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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      INTELLIGENT INFORMATION INCORPORATED
                    ---------------------------------------

                     PURSUANT TO SECTIONS 228 AND 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                    ---------------------------------------

        INTELLIGENT INFORMATION INCORPORATED (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies:

        1. The first sentence of Section 4(c) of Part II.A. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to correct the initial conversion factor of the Series B Preferred Stock of the Corporation and, as so amended, shall read in its entirety as follows:

               "The initial conversion factor shall be 500, subject to adjustment in accordance with the provisions of this Section 4(c)."

        2. Section 4(c)(iv) of Part II.A. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain anti-dilution protections and, as so amended, shall read in its entirety as follows:

                  "If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is convertible, or options to purchase shares of Common Stock granted or to be granted pursuant to any stock option plan adopted by the Corporation and its stockholders, or Common Stock issuable upon exercise of warrants delivered in connection with the purchase of Series C Preferred Stock) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series B Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 3(d)(v)) be reduced to that price that is equal to the fraction obtained by dividing:"

               Subparagraphs A and B and the remainder of such Section shall remain in full force and effect.


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        3.     The first sentence of Section 6 of Part II.A. of Article "FOURTH"
of the Restated Certificate of Incorporation is hereby amended to clarify the relative liquidation rights of the several series of Preferred Stock and, as so amended, shall read in its entirety as follows:

               "(a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series B Preferred Stock shall be entitled to receive, before any distributions or payments are made upon any Common Stock or any other security subordinate to the Series B Preferred Stock, after payment by the Corporation of all sums due all creditors, after payment by the Corporation of the Series F Stated Value to the holders of the Series F Preferred Stock and pari passu with the holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, the Series B Stated Value per share for each outstanding share of Series B Preferred Stock."

        4. Section 2 of Part II.B. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain dividend rights and, as so amended, shall read in its entirety as follows:

                  "The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, and shall be paid whenever funds are legally available therefor, dividends in an amount at least equal to the amount of any dividends declared or to be paid with respect to that number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the date of such dividend and which shall be paid prior and in preference to any such dividend as may be declared from time to time with respect to the Common Stock and pari passu with the holders of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. No dividends may be paid with respect to the Common Stock of the Corporation until all dividends declared or accrued on all outstanding shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have been set apart and paid."

        5. Section 3 of Part II.B. of Artcile "FOURTH" of the Restated Certificate of Incorporation is hereby amended to harmonize the conversion rights of the holders of the Series C Preferred Stock with the holders of all other series of Preferred Stock and, as so amended, shall read in its entirety as follows:

          "3.  Conversion Rights of Series C Preferred Stock.

                            (a)    Optional Conversion.




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                                    (i)     A holder of record of any share or
          shares of Series C Preferred Stock shall have the right, at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series C Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series C Conversion Factor (as defined below)

                                    (ii)    Upon the optional conversion of any
          shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall resume the status of authorized and unissued shares of the Preferred Stock, par value $0.01 per share, of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                    (iii) If a holder of shares of Series C
          Preferred Stock desires to exercise the optional conversion right pursuant to this subsection 3(a), such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series C Preferred Stock into shares of Common Stock, at the conversion rate then in effect, which shall be accompanied by the certificate or certificates representing such shares of Series C Preferred Stock that shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. If such certificate or certificates are to be issued to any person or persons other than the registered holder or holders of such certificate or certificates, or if such certificate or certificates are registered in the name or names of any person or persons other than the person or persons signing the notice, the signatures on the notice must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to such holder of Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock, and the certificates representing shares of Series C Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

                             (b)    Mandatory Conversion.




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                                    (i)     Immediately prior to the first
          closing of a Qualified Public Offering (as hereinafter defined) of the Common Stock of the Corporation, each share of Series C Preferred Stock held by such holder shall immediately be converted into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series C Conversion Factor (as defined below).

                                    (ii)    A "Qualified Public Offering" is
          hereby defined as a Public Offering in which the pre-money valuation of the Corporation is no less than One Hundred Twenty-Nine Million Dollars ($129,000,000) and the aggregate proceeds (net of any underwriter's discount) to the Corporation exceed Twenty Million Dollars ($20,000,000).

                                    (iii) The Corporation shall give each holder
          notice of the occurrence of a Qualified Public Offering within a reasonable time of the initial filing of a registration statement. At any time at or after the closing of the Qualified Public Offering, the Corporation shall deliver to each holder of Series C Preferred Stock such number of shares of Common Stock into which such holder's shares are then convertible upon surrender by such holder of certificates representing the shares of Series C Preferred Stock held by such holder or presentation of an affidavit of loss certificate together with an indemnity satisfactory to the Corporation.

                             (c) Series C Conversion Factor. The initial conversion factor for the Series C Preferred Stock shall be 500, subject to adjustment in accordance with the provisions of this
          Section 3(c). The conversion factor in effect from time to time, as adjusted to this Section 3(c), is referred to herein as the " Series C Conversion Factor".

                                    (i)     Each adjustment to the Series C
          Conversion Factor shall be calculated to the nearest four decimal places.

                                    (ii)    In the event that: (A) the
          Corporation shall, at any time, pay a dividend in, or make a distribution on its Common Stock or any other equity securities in, shares of Common Stock; (B) the Corporation shall, at any time, by subdivision of its shares of outstanding Common Stock, by reclassification, stock split or otherwise, subdivide its outstanding shares of Common Stock into a greater number of shares; (C) the Corporation shall, at any time, combine its outstanding shares of Common Stock into a lesser number of shares, by reclassification, reverse stock split or otherwise (for purposes of this Section 3(c)(ii), the event described in (A), (B) and (C) above shall be referred to as "Capital Transactions"), then the Series C Conversion Factor then in effect shall be adjusted to a number determined by multiplying the Series C Conversion



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          Factor in effect immediately prior to such Capital Transaction by the following fraction:

                                    X
                                    -
                                    Y

                      wherein:

          X = the number of shares of Common Stock outstanding immediately after such Capital Transaction; and

          Y = the number of shares of Common Stock outstanding immediately prior to such Capital Transaction.

                                    (iii)   The "Series C Conversion Price"
          shall be defined as the fraction obtained by dividing the purchase price paid to the Corporation per share (the "Series C Stated Value") by the Series C Conversion Factor in effect at the time such calculation is made. The Series C Conversion Price shall be subject to adjustment from time to time as hereinafter provided in subsection
          (iv) below. Upon each adjustment of the Series C Conversion Price, the Series C Conversion Factor shall be recalculated so that it is equal to the fraction obtained by dividing the Series C Stated Value per share by the Series C Conversion Price that is a result of the calculation set forth in subsection (iv) below.

                                    (iv)    If the Corporation shall after the
          date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock is convertible or Common Stock issuable upon exercise of warrants outstanding on the date hereof or options granted or to be granted to employees or consultants of the Corporation pursuant to any stock option plan adopted by the Corporation and its stockholders), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series C Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 3(c)(v)) be reduced to that price that is equal to the fraction obtained by dividing:

                                            (A)    an amount equal to (x) the
          total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Series C Conversion Price in effect



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          immediately prior to such issuance or sale, plus (y) the
          consideration, if any, received or deemed to be received, by the Corporation upon such issuance or sale, by

                                            (B) the total number of shares of
          Common Stock outstanding immediately after such issuance or sale.

          The provisions of this Section 3(c)(iv) shall not apply under any of the circumstances for which an adjustment is provided in Section 3(c)(ii) above.

                                    (v)     For the purposes of any adjustment
          of the Series C Conversion Price pursuant to this Section 3, the following provisions shall be applicable:

                                            (A)    In the case of the issuance
          of Common Stock for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                            (B)     In the case of the issuance
          of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                            (C)     In the case of the issuance
          of options to purchase or rights to subscribe for Common Stock, the issuance of any securities by their terms convertible into or exchangeable for Common Stock or the granting of any options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                                   (w)    The aggregate number
          of shares of Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions (A) and (B) above of this Section 3(c)(v) with respect to cash consideration and consideration other than cash), received by the Corporation upon the grant



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          or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                                   (x)    The aggregate number
          of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each cash to be determined in the same manner as provided in subdivision
          (w) above);

                                                   (y)    On any change in the
          number of shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms; and

                                                   (z)    On the expiration of
          such options or rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the readjustment been made upon the issuance of such options, rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                             (d) Notice of Change in Series C Conversion Factor. Whenever the Series C Conversion Factor is adjusted as provided in
          Section 3(c), the Corporation shall forthwith compute the adjusted Series C Conversion Factor in accordance with this Section 3 and prepare a



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          certificate signed by the President or Chief Executive Officer and the
          Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation setting forth the adjusted Series C Conversion Factor, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall mail a notice stating that the Series C Conversion Factor has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Series C Conversion Factor, to the holders of record of the outstanding shares of the Series C Preferred Stock at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within forty-five (45) days of the end of such fiscal quarter period.

                             (e)   No Fractional Shares. Notwithstanding
          anything herein to the contrary, no fractional shares of Common Stock shall be issued to any holder of Series C Preferred Stock on conversion of such holder's Series C Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined by the Board of Directors of the Corporation.

                             (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series C Preferred Stock at the time issued and outstanding."

        6. The first sentence of Section 4 of Part II.B. of the Restated Certificate of Incorporation is hereby amended to clarify the relative liquidation rights of the several series of Preferred Stock and, as so amended, shall read in its entirety as follows:

                  "In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series C Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series C Preferred Stock, after payment by the




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          Corporation of all sums due all creditors, after payment by the
          Corporation of the Series F Stated Value to the holders of the Series F Preferred Stock and pari passu with the holders of the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Series C Stated Value for each outstanding share of Series C Preferred Stock"

        7. Section 6 of Part II.B. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to pre-emptive purchase rights and, as so amended, shall read in its entirety as follows:

                  "In the event of any offering of shares of Common Stock or other securities of the Corporation convertible into or exercisable for Common Stock other than pursuant to an underwritten public offering (excluding (i) issuances of shares of Common Stock pursuant to conversion of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, (ii) shares issuable pursuant to warrants outstanding on the date hereof or options granted under the Corporation's 1995 Incentive Stock Plan or (iii) other securities outstanding as of the date hereof), the Corporation shall send written notice thereof to the holders of Series C Preferred Stock not less than forty-five (45) days prior to such public or private offering, which notice shall set forth all material terms of the proposed transaction, including, without limitation, the manner of sale and the per share sale price or the amount and type of other consideration to be received by the Corporation. In the event that the Corporation offers shares or other securities where the value of such shares or other securities is based upon a valuation of the Corporation that is equal to or greater than $47.5 million, then each of the holders of Series F Preferred Stock, as a group, and Series E Preferred Stock shall have the first right, by sending irrevocable written notice thereof to the Corporation within twenty (20) days after receipt of the Corporation's notice, to purchase up to Ten Million Dollars ($10,000,000) of such shares or other securities being offered by the Corporation at the same price offered to the public or in the private offering (or, if the sale is not for cash, at the fair market value of the property or other consideration received by the Corporation (as determined by an independent third party appraiser selected by a majority vote of the shares held by the holders of the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock)), of which up to Two Million Dollars ($2,000,000) may be allocated and transferred, in the sole discretion of the holders of Series E Preferred Stock, to Banque



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          Paribas or its affiliates, and the holders of Series C Preferred Stock shall have the right, by sending irrevocable written notice thereof to the Company within thirty (30) days after receipt of the Company's notice, to purchase their pro rata portion of the remaining shares or other securities, if any, in the offering on the same basis as the holders of Series F Preferred Stock, as a group, and Series E
          Preferred Stock. In the event that the Corporation offers shares or other securities where the value of such shares or other securities is based upon a valuation of the Corporation that is less than $47.5 million, then the holders of Series C Preferred Stock shall have the right, by sending irrevocable written notice thereof to the Corporation within twenty (20) days after receipt of the Corporation's notice, to purchase at the same price sold to the public or in the private offering (or, if the sale is not for cash, at the fair market value of the property or other consideration received by the Corporation (as determined by an independent third party appraiser selected by a majority vote of the shares held by the holders of the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock)), such number of shares of Common Stock or other securities as is necessary to maintain such holder's respective percentage ownership of Common Stock on a fully diluted basis, as it existed immediately prior to such offering. A closing for the purchase of Common Stock or other securities pursuant to this
          Section 6 shall occur on the later of (i) the date on which such public or private offering occurs and (ii) such later date as may be agreed to by the holders of Series C Preferred Stock who have exercised their rights hereunder and the Corporation, at a time and place specified by such holders in a notice provided to the Corporation at least ten (10) days prior to such closing. In connection with such closing, the Corporation and such holders shall provide such customary closing certificates and opinions as such holders or the Corporation, as appropriate, shall reasonably request."

        8. Section 3(c) of Part II.C. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain dividend rights and, as so amended, shall read in its entirety as follows:

                  "If dividends are declared and paid on the Corporation's Common Stock, then the Series D Preferred Stock shall receive dividends pari passu with the holders of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on the number of shares of Common Stock into which the Series D Preferred Stock would be converted on the day such Common Stock dividends are declared."

        9. Section 4(c)(iv) of Part II.C. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain anti-dilution protections and, as so amended, shall read in its entirety as follows:




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                  "If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock is convertible or Common Stock issuable upon exercise of warrants outstanding on the date hereof or options granted or to be granted to employees or consultants of the Corporation pursuant to any stock option plan adopted by the Corporation and its stockholders), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, the Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 4(c)(v)) be reduced to that price that is equal to the fraction of obtained by dividing:"

        Subparagraphs A and B and the remainder of such Section shall remain in full force and effect.

        10. The first sentence of Section 6 of Part II.C. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to clarify the relative liquidation rights of the several series of Preferred Stock and, as so amended, shall read in its entirety as follows:

                  "(a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series D Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series D Preferred Stock, after payment by the Corporation of all sums due all creditors, after payment by the Corporation of the Series F Stated Value to the holders of the Series F Preferred Stock and pari passu with the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, at the stockholders option, the Series D Stated Value per share for each outstanding share of Series D Preferred Stock together with any accrued but unpaid Series D Preferred Dividends or, at the Series D Preferred stockholders' option, the consideration such holders would receive if their Series D Preferred Stock were converted into Common Stock, provided such consideration is paid pari passu with other holders of Common Stock. If upon Liquidation, the assets available for distribution to the holders of Series D Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series D Preferred Stock were paid in full."



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        11.    Section 3(c) of Part II.D. of Article "FOURTH" of the Restated
Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain dividend rights and, as so amended, shall read in its entirety as follows:

                  "If dividends are declared and paid on the Corporation's Common Stock, then the Series E Preferred Stock shall receive dividends pari passu with the holders of the Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock on the number of shares of Common Stock into which the Series E Preferred Stock would be converted on the day such Common Stock dividends are declared."

        12. Section 4(c)(iv) of Part II.D. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to add reference to the Series F Preferred Stock with respect to certain anti-dilution protections and, as so amended, shall read in its entirety as follows:

                  "If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock is convertible or Common Stock issuable upon exercise of warrants outstanding on the date hereof or options granted or to be granted to employees or consultants of the Corporation pursuant to any stock option plan adopted by the Corporation and its stockholders), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, the Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 4(c)(v)) be reduced to that price that is equal to the fraction of obtained by dividing:"

        Subparagraphs A and B and the remainder of such Section shall remain in full force and effect.

        13. The first sentence of Section 6 of Part II.D. of Article "FOURTH" of the Restated Certificate of Incorporation is hereby amended to clarify the relative liquidation rights of the several series of Preferred Stock and, as so amended, shall read in its entirety as follows:

                  "(a)In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series E Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series E Preferred Stock, after payment by the Corporation of all sums due all creditors, after payment by the Corporation of the Series F Stated value to the holders of the Series F

          Preferred Stock and pari passu with the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, an amount equal to the Series E Stated Value per share for each outstanding share of Series E Preferred Stock plus accrued and unpaid dividends. If, upon Liquidation, the assets available for distribution to the holders of Series E Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series E Preferred Stock were paid in full."

        14. The foregoing amendments were duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on December 22, 1999.

                                    INTELLIGENT INFORMATION
                                    INCORPORATED

                                    By: /s/ Stephen G. Maloney
                                        ---------------------------------------
                                        Stephen G. Maloney
                                        President and Chief Executive Officer




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